[ANCHIN LOGO]                                  Anchin, Block & Anchin, LLP
                                               Accountants & Advisors
                                               1375 Broadway New York, NY 10018
                                               212 840-3456
                                               WWW.ANCHIN.COM




                                                                  EXHIBIT (n)(1)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 2 to Registration Statement No. 333-133700 of Old Mutual Emerging Managers Fund, L.L.C. on Form N-2 of our report for Old Mutual Emerging Managers Master Fund, L.L.C. and Old Mutual Emerging Managers Fund, L.L.C. both dated May 29, 2008, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to us under the captions "Independent Registered Public Accounting Firm" and "Financial Highlights" in the Prospectus.


                                                      Anchin, Block & Anchin LLP



New York, New York 10018
June 17, 2008